                                                                     EXHIBIT III

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of August 13, 1998 (the "Effective Date") by and between HOST FUNDING, INC., a Maryland corporation ("Seller"), and BAY HARBOUR MANAGEMENT, L.C., f/b/o its managed accounts, a Florida limited liability company ("Buyer").

                                R E C I T A L S
                                - - - - - - - -

     A. Seller is the holder of 53,647 shares of the common stock (the "Buckhead Stock") of Buckhead America Corporation, a Delaware corporation ("Buckhead America").

     B. Buyer proposes to acquire the Buckhead Stock from Seller on the terms and conditions set forth in this Agreement.

     C. Buyer and Seller desire to set forth the representations, warranties, agreements and conditions under which Buyer shall purchase, and the Seller shall sell, the Buckhead Stock.

                              TERMS AND CONDITIONS
                              --------------------

     In consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE 1
                                   ---------
                  SALE AND TRANSFER OF BUCKHEAD STOCK; CLOSING
                  --------------------------------------------

     1.1  Buckhead Stock.  Subject to the terms and conditions of this
          --------------
Agreement, at the Closing (as hereinafter defined), Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase, the Buckhead Stock.

     1.2  Purchase Price.  The purchase price (the "Purchase Price") for the
          --------------
Buckhead Stock shall be $319,199.65, payable in cash at the Closing.

     1.3  Closing.  The consummation of the purchase and sale of the Buckhead
          -------
Stock provided for in this Agreement (the "Closing") shall take place on the date hereof (the "Closing Date").

     1.4  Closing Deliveries.
          ------------------

     At the Closing:

         (a) Seller shall deliver the following:

              (i) certificates representing the Buckhead Stock, endorsed (with signature guaranties) to Buyer, which shall transfer to Buyer good and indefeasible title to the Buckhead Stock, free and clear of all liens, claims and encumbrances; and

              (ii) such opinions of counsel as may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

         (b) Buyer shall deliver the following:

              (i) the Purchase Price payable by wire transfer, pursuant to the wiring instructions set forth in Schedule I attached hereto; and

              (iii) an Investment Letter Agreement for the benefit of each of Seller and Buckhead in the form attached to this Agreement as Exhibit A.


                                   ARTICLE 2
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Buyer as follows:

     2.1  Organization and Good Standing.  Seller is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Maryland.

     2.2  Ownership of Buckhead Stock.  Seller is the owner of, and at the
          ---------------------------
Closing is transferring to Buyer, good and marketable title to the Buckhead Stock free and clear of any and all encumbrances, liens, claims, debts, charges, restrictions, proxies or rights of first refusal. The Buckhead Stock is validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof.

     2.3  Authority of Seller; Enforceability.  Seller has all necessary power
          -----------------------------------
and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller, and this Agreement, assuming due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller, in accordance with its terms.

     2.4  No Conflicts; Consents.  The execution, delivery and performance of
          ----------------------
this Agreement by Seller and the transactions contemplated hereby do not and will not violate or conflict with the articles of incorporation, bylaws or other organizational documents of Seller, and do not and will not, with the passage of time, violate or conflict with (i) any applicable provision of law, statute, rule or regulation, or any order, judgment or decree of any court, arbitrator, or governmental agency applicable to Seller of which the Seller has knowledge, or (ii) any material contract, agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound or affected.

     2.5  Clearance and Approvals.  All clearances, approvals, authorizations
          -----------------------
and consents, orders of, and designations by, any Governmental Entity (as defined below), required under the laws of the United States or any regulation to be obtained by Seller for or in connection with the sale and delivery of the Shares, and compliance with the terms of this Agreement have been obtained and compiled with, or will be obtained prior to Closing, and are in full force and effect.

     2.6  No Legal Actions.  There is not pending, nor to Seller's knowledge is
          ----------------
there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Seller to perform any of its obligations under this Agreement.

     2.7  Brokers or Finders.  Seller has not incurred any obligation or
          ------------------
liability, contingent or otherwise, for brokerage commissions, finder fees or other like payments in connection with this Agreement and will indemnify and hold Buyer harmless from any such payments alleged to be due through Seller.


                                   ARTICLE 3
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller as follows:

     3.1  Organization and Good Standing.  Buyer is a limited liability company,
          ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Florida.

     3.2  Authority Of Buyer; Enforceability.  Buyer has all necessary power and
          ----------------------------------
authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer, and this Agreement, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect, if any of general principles of equity.

     3.3  No Conflicts; Consents.  The execution, delivery and performance of
          ----------------------
this Agreement by Buyer and the transactions contemplated hereby do not and will not violate or conflict with the articles of organization, operating agreement or other organizational documents of Buyer, and do not and will not, with the passage of time, violate or conflict with (i) any applicable provision of law, statute, rule or regulation, or order, judgment or decree of any court, arbitrator, or governmental agency applicable to Buyer of which the Buyer has knowledge, or (ii) any material contract, agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound or affected.

     3.5  Clearance and Approvals.  All clearances, approvals, authorizations
          -----------------------
and consents, orders of, and designations by, any Governmental Entity (as defined below), required under the laws of the United States or any regulation to be obtained by Buyer for or in connection with the purchase of the Shares, and compliance with the terms of this Agreement have been obtained and complied with, or will be obtained prior to Closing, and are in full force and effect.

     3.6  No Legal Actions.  There is not pending, nor to Buyer's knowledge is
          ----------------
there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Buyer to perform any of its obligations under this Agreement.

     3.7  Brokers or Finders.  Buyer has incurred no obligation or liability,
          ------------------
contingent or otherwise, for brokerage commissions, finder fees or other like payments in connection with this Agreement and will indemnify and hold Seller harmless from any such payments alleged to be due through Buyer.


                                   ARTICLE 4
                                   ---------
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
                ------------------------------------------------

     The obligations of Buyer to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

     4.1  Representations and Warranties True at the Closing Date.  Except for
          -------------------------------------------------------
changes contemplated by this Agreement and the agreements and other documents to be executed and delivered pursuant to this Agreement, the representations and warranties of Seller contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all respects. At the Closing, Seller shall deliver to Buyer a certificate, dated the Closing Date, to the foregoing effect.

     4.2  Seller's Performance.  Seller shall have performed and complied with
          --------------------
all covenants and agreements required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

     4.3  Authority.  All action required to be taken by or on the part of
          ---------
Seller to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Seller.

     4.4  Good Title to Buckhead Stock.  Seller shall have transferred the
          ----------------------------
Buckhead Stock to Buyer, free and clear of all liens, claims and encumbrances, with transfer taxes, if any, paid by Seller.

     4.5  Documentation and Consents.  Seller shall have made all deliveries of
          --------------------------
documents required pursuant to Section 1.4(a) of this Agreement.

     4.6  Consents and Approvals.  Seller has obtained all consents, approvals,
          ----------------------
orders, authorizations of, and registrations and filings with, any Federal, state, local or foreign government or ant court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Authority"), that are required to be obtained or made by Seller, in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of any of the transactions contemplated hereby.

     4.7  No Actions or Proceedings.  No action or proceeding by or before any
          -------------------------
Governmental Entity, or any other person shall be pending or to the Seller's knowledge threatened, challenging or seeking to restrain or prohibit the purchase and sale of any of the Buckhead Stock or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Buyer (or any of its affiliates) in connection with the purchase and sale of the Buckhead Stock or any of the other transactions contemplated by this Agreement.

     4.8  No Orders.  No statute, rule, regulation, executive order, decree, or
          ---------
temporary restraining order, preliminary injunction, permanent injunction or other order of which Seller has knowledge, enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Buckhead Stock shall be in effect.


                                   ARTICLE 5
                                   ---------
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
               -------------------------------------------------

     The obligations of Seller to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Seller in writing:

     5.1  Representations and Warranties True at the Closing Date.  Except for
          -------------------------------------------------------
changes contemplated by this Agreement and the agreements and other documents to be executed and delivered pursuant to this Agreement, the representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all respects. At the Closing, Buyer shall deliver to Seller a certificate, dated as of the Closing Date, to the foregoing effect.

     5.2  Buyer's Performance.  Buyer shall have performed and complied with all
          -------------------
covenants and agreements required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

     5.3  Authority.  All action required to be taken by or on the part of Buyer
          ---------
to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Buyer.

     5.4  Documentation and Consents.  Buyer shall have paid the Purchase Price
          --------------------------
and delivered the Investment Letter Agreement pursuant to Section 1.4(b) of this Agreement.

     5.5  Consents and Approvals.  Buyer has obtained all consents, approvals,
          ----------------------
orders, authorizations of, and registrations and filings with, any Governmental Entity, that are required to be obtained or made by Buyer, in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of any of the transactions contemplated hereby.

     5.6  No Actions or Proceedings.  No action or proceeding by or before any
          -------------------------
Governmental Entity, or other person shall be pending or to the Buyer's knowledge threatened, challenging or seeking to restrain or prohibit the purchase and sale of any of the Buckhead Stock or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Seller (or any of its affiliates) in connection with the purchase and sale of the Buckhead Stock or any of the other transactions contemplated by this Agreement.

     5.7  No Orders.  No statute, rule, regulation, executive order, decree, or
          ---------
temporary restraining order, preliminary injunction, permanent injunction or other order of which Buyer has knowledge, enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Buckhead Stock shall be in effect.


                                   ARTICLE 6
                                   ---------
                              COVENANTS OF SELLER
                              -------------------

     6.1  Notification.  Seller will promptly notify Buyer in writing if it
          ------------
becomes aware of any fact or condition which makes untrue, or shows to have been untrue, any representation or warranty made by Seller in this Agreement.


                                   ARTICLE 7
                                   ---------
                               COVENANTS OF BUYER
                               ------------------

     7.1  Notification.  Buyer will notify Seller in writing if it becomes aware
          ------------
of any fact or condition which makes untrue, or shows to have been untrue, any representation or warranty made by Buyer under this Agreement.

     7.2  Buckhead Stock as Restricted Securities.  Buyer (i) acknowledges that
          ---------------------------------------
the Buckhead Stock has not been registered under the Securities Act of 1933 (the "Securities Act"), and was acquired by Seller in a transaction not involving a public offering, and therefore may not be resold by the Buyer without compliance with the Securities Act, and (ii) covenants that none of the Buckhead Stock will be offered, sold, assigned, pledged, hypothecated or otherwise disposed of except in full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission and applicable state securities laws and regulations.

                                   ARTICLE 8
                                   ---------
                                INDEMNIFICATION
                                ---------------

     8.1  Indemnity by Seller.  Seller will protect, indemnify, hold harmless
          -------------------
and defend Buyer, its affiliates, subsidiaries, members, officers, managers, agents and assigns ("Buyer Indemnified Persons"), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Buyer Indemnified Persons by reason of any inaccuracy in any representation or warranty in any respect, or any breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement.

     8.2  Indemnity by Buyer.  Buyer will protect, indemnify, hold harmless and
          ------------------
defend Seller and each of its affiliates, their respective subsidiaries, shareholders, officers, directors, agents and assigns (the "Seller Indemnified Persons") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Seller Indemnified Parties by reason of any inaccuracy in any representation or warranty in any respect, or any breach or unfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement.


                                   ARTICLE 9
                                   ---------
                                 MISCELLANEOUS
                                 -------------

     9.1  Expenses.  Except as expressly otherwise provided herein, each party
          --------
to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

     9.2  Notices.  All notices under this Agreement shall be in writing and
          -------
delivered to the person to whom the notice is directed, either (a) by telephonic facsimile communication, (b) by Federal Express or other guaranteed overnight delivery service, or (c) by United States Mail, as a registered or certified item, return receipt requested. Any notices may be delivered by the parties hereto or by their respective attorneys. Any notice delivered by telephonic facsimile communication or Federal Express or other guaranteed overnight delivery service shall be deemed effective one (1) day after being transmitted to the applicable telephone facsimile numbers set forth below, if such notice is sent by telephonic facsimile communication, or when delivered to the address set forth below if sent by Federal Express or other guaranteed overnight delivery service. Notices delivered by registered or certified mail shall be deemed effective three (3) days after being deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, with return receipt addressed to the party to be so notified, as follows:

     if to Seller:                        Host Funding, Inc.
                                          6116 N. Central Expressway
                                          Suite 1313
                                          Dallas, Texas  75206
                                          Facsimile No.:  214/750-0793

     with a copy to:                      John G. Rebensdorf
     ---------------                      James M. Duncan, P.C.
                                          6116 N. Central Expressway
                                          Suite 1313
                                          Dallas, Texas  75206
                                          Facsimile No.:  214/696-9388


     if to Buyer:                         Bay Harbour Management, L.C.
                                          777 S. Harbour Island Blvd., Suite 270
                                          Tampa, Florida  33602
                                          Attn: Steven A. Van Dyke
                                          Facsimile No. (813) 272-1286

     with a copy to:                      Warren G. Caywood
     ---------------                      Howard, Smith & Levin LLP.
                                          1330 Avenue of the Americas
                                          New York, New York  10019
                                          Facsimile No. (212) 841-1041


     9.3  Further Assurances. The parties hereto agree (i) to furnish upon
          ------------------
request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as the other parties hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement (including the reissuance of stock certificates in the name of Buyer or its designees) and the documents referred to herein.

     9.4  Entire Agreement and Modification.  This Agreement (including all
          ---------------------------------
exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, and may not be amended, supplemented or terminated, nor shall any obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged or as otherwise expressly provided in this Agreement.

     9.5  Assignment.  Neither Seller nor Buyer shall have the right to assign
          ----------
its interest in this Agreement without the prior written consent of the other party.

     9.6  Governing Law.  This Agreement shall be governed by, and construed
          -------------
under, the laws of the State of New York without regard to conflicts of laws, all rights and remedies being governed by such laws. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the

United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, to such parties respective address set forth in Section 9.2 of this Agreement, shall be effective service of process for any action, suit, or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.6 Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     9.7  Survival.  The representations, warranties, covenants and agreements,
          --------
and obligations of Seller contained in this Agreement shall survive the Closing. The representations, warranties, covenants, agreements and obligations of Buyer shall survive the Closing.

     9.8  Multiple Counterparts.  This Agreement may be executed in a number of
          ---------------------
identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.

     9.9  Successors and Assigns.  The parties hereto acknowledge and agree that
          ----------------------
this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

     9.10  Captions.  All captions and headings of paragraphs, subparagraphs and
           --------
sections are not part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof

     THIS AGREEMENT is entered into effective the day and year first above written.

                              SELLER:
                              -------

                              HOST FUNDING, INC., a Maryland corporation


                              By: /s/ Michael S. McNulty
                                  ----------------------------------------
                                  Michael S. McNulty, President

                              BUYER:
                              ------

                              BAY HARBOUR MANAGEMENT, L.C., a Florida
                              limited liability company


                              By: /s/ Steven A. Van Dyke
                                  ------------------------------------------
                                  Steven A. Van Dyke, President